As filed with the Securities and Exchange Commission on August 22, 2001
                                              Registration No.  33-30229
-------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------


                  POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8


                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933


                              BARNES GROUP INC.
          (Exact name of registrant as specified in its charter)

              DELAWARE                                     06-0247840
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                        Identification No.)

           123 MAIN STREET                                   06011
         BRISTOL, CONNECTICUT                              (Zip Code)
        (Address of principal
          executive offices)


                   BARNES GROUP INC. RETIREMENT SAVINGS PLAN
     (FORMERLY THE BARNES GROUP INC. GUARANTEED STOCK PLAN AND TRUST)
                          (Full title of the plan)


                                SIGNE S. GATES
                SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                              BARNES GROUP INC.
                               123 MAIN STREET
                              BRISTOL, CT 06011
                   (Name and address of agent for service)

                               (860) 583-7070
          (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
                        -------------------------------
                                  Proposed       Proposed
   Title of                       maximum        maximum
 securities to    Amount to be    offering       aggregate      Amount of
 be registered     registered     price per      offering     registration
                                  share           price           fee
---------------------------------------------------------------------------
Common
Stock, $.01
par value (1) (2)  2,400,000(3)    (4)            (4)            (4)
---------------------------------------------------------------------------

	(1)This Registration Statement also pertains to preferred stock purchase rights ("Rights") of the Registrant. Until the occurrence of certain prescribed events, the Rights are not exercisable, will be evidenced by the certificates for the common stock and will be transferred along with and only with the common stock.

	(2) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares that may be offered or issued pursuant to the Plan (as defined below) as a result of stock splits, stock dividends or similar transactions.

	(3) Represents the 800,000 shares, par value $.01 per share, originally registered on the Registrant Statement, as adjusted for a three-for-one stock split on February 21, 1997.

	(4) The filing fee for the registered securities was previously paid with the Registration Statement.

Note: This Post-Effective Amendment has been filed to include as an exhibit the revised version of the Barnes Group Inc. Retirement Savings Plan (formerly the Barnes Group Inc. Guaranteed Stock Plan and Trust).


                                PART I

	INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

		*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.



                               PART II

	INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

		The following documents filed with the Securities and Exchange Commission are incorporated herein by reference: the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, previously filed by Barnes Group Inc. with the Securities and Exchange Commission; the Registrant's Quarterly Reports on form 10-Q for the fiscal quarters ended March 31 and June 30, 2001; the Registrant's Proxy Statement dated April 12, 2001; all other reports previously filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended
(the "Exchange Act") since December 31, 2000; the description of the Registrant's common stock contained in the Registrant's Registration
Statement on Form 10 filed with the Securities and Exchange Commission on August 21, 1963 under the Exchange Act, including any amendment or report filed for the purpose of updating such description, and the description of the Registrant's preferred stock purchase rights contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 20, 1996 under the Exchange Act, as amended by Form 8-A/A filed on March 18, 1999, and including any further amendment or report filed for the purpose of updating such description.

		All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration
Statement and to be a part hereof from the date of filing of such documents.

                                 SIGNATURES



		The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form
S-8 and has duly caused this Post Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bristol, State of Connecticut, on this 21st day of August, 2001.


                                               BARNES GROUP INC.



                                               By:/s/John R. Arrington
                                                  --------------------
                                                     John R. Arrington
                                                     Senior Vice President,
                                                        Human Resources

                                 POWER OF ATTORNEY

		Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby authorizes William C. Denninger and Signe S. Gates and each of them, with full power of substitution, to execute in the name and on behalf of such person any amendment (including any post-effective amendment) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the person(s) so acting deems appropriate, and appoint each of such persons, each with full power of substitution, attorney-in-fact to sign any amendment (including any post-effective amendment) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.


Signature                          Title                     Date
---------                          -----                     ----

/s/ Edmund M. Carpenter            President and Chief       August 21, 2001
---------------------------        Executive Officer (the
Edmund M. Carpenter                principal executive
                                   officer) and Director

/s/ William C. Denninger           Senior Vice President,    August 21, 2001
---------------------------        Finance and Chief
William C. Denninger               Financial Officer (the
                                   principal financial
                                   officer)

/s/ Francis C. Boyle, Jr.          Vice President,           August 21, 2001
---------------------------        Controller (the principal
Francis C. Boyle, Jr.              accounting officer)

/s/ John W. Alden                  Director                  August 21, 2001
---------------------------
John W. Alden

/s/ Thomas O. Barnes               Director                  August 21, 2001
---------------------------
Thomas O. Barnes

/s/ Gary G. Benanav                Director                  August 21, 2001
---------------------------
Gary G. Benanav

/s/ William S. Bristow, Jr.        Director                  August 21, 2001
---------------------------
William S. Bristow, Jr.

/s/ George T. Carpenter            Director                  August 21, 2001
---------------------------
George T. Carpenter

/s/ Frank E. Grzelecki             Director                  August 21, 2001
---------------------------
Frank E. Grzelecki


/s/ G. Jackson Ratcliffe, Jr.      Director                  August 21, 2001
---------------------------
G. Jackson Ratcliffe, Jr.

                               INDEX TO EXHIBITS


Exhibit
   No.                            Description
-------                           -----------

  4.1 Copy of the Registrant's Retirement Savings Plan (formerly the Barnes Group Inc. Guaranteed Stock Plan)


 23.1          Consent of PricewaterhouseCoopers, LLP, Independent Auditors

  24 Power of Attorney (included in signature page of this Registration Statement).

                                                                EXHIBIT 23.1

                         CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Stockholders of Barnes Group Inc.


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 8, 2001 relating to the financial statements, which appears on page 22 of the 2000 Annual Report to Stockholders of Barnes Group Inc., which is incorporated by reference in Barnes Group Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Hartford, Connecticut
August 20, 2001